Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3


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                                               Broker/Dealer       Affiliated/Principal
                                   Date of     From Whom           Underwriter or
Fund                Issuer         Purchase    Purchased           Syndicate
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
ING JPMorgan Mid    Burger King    2/22/2007   Goldman Sachs and   J.P. Morgan
Cap Value           Holdings,                  Company             Securities Inc.
Portfolio           Inc. (BKC)
                    Sec
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ING UBS U.S.        Sourcefire     3/8/2007    Morgan Stanley      UBS Investment Bank
Small Cap Growth
Portfolio
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ING UBS U.S.        Accuray        2/7/2007    JPMorgan            UBS Investment Bank
Small Cap Growth
Portfolio
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ING UBS U.S.        Cinemedia      2/7/2007    CSFB                UBS Investment Bank
Small Cap Growth
Portfolio
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ING UBS U.S.        Blackstone     6/1/2007    Citigroup           UBS Investment Bank
Large Cap Equity    Group
Portfolio
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ING Van Kampen      Centerpoint    2/1/2007    Bank of America     Morgan Stanley
Equity and Income   Energy
Portfolio           Resources
                    6.25% due
                    2/1/2037
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ING Van Kampen      Capmark        5/3/2007    Credit Suisse       Morgan Stanley
Equity and Income   financial
Portfolio           Group 6.30%
                    due 5/10/2017
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ING Van Kampen      Capmark        5/3/2012    Credit Suisse       Morgan Stanley
Equity and Income   financial
Portfolio           Group 5.875%
                    due 5/10/2017
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ING Columbia        Fortress       2/8/2007    Goldman Sachs       Banc of America
Small Cap Value     Investment                                     Securities
II Portfolio        Group
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ING Columbia        National       2/7/2007    Credit Suisse       Banc of America
Small Cap Value     Cinemedia                                      Securities
II Portfolio
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ING Columbia        Cinemark       4/23/2007   Lehman Brothers,    Banc of America
Small Cap Value     Holdings,                  Inc.                Securities
II Portfolio        Inc.
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